                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO. ________ )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement.        [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)).

     [X]  Definitive Proxy Statement.

     [ ]  Definitive Additional Materials.

     [ ]  Soliciting Material Pursuant to Section 240.14a-12

                                TRICO BANCSHARES
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________

     (5)  Total fee paid:
________________________________________________________________________________

     [ ]  Fee paid previously with preliminary materials.
________________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
________________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
________________________________________________________________________________

     (3)  Filing Party:
________________________________________________________________________________

     (4)  Date Filed:
________________________________________________________________________________

(TRICO BANCSHARES LOGO)

                                                         TriCo Bancshares
                                                         63 Constitution Drive
                                                         Chico, California 95973
                                                         Phone: (530) 898-0300

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

To Our Shareholders:

     On Tuesday, May 23, 2006, TriCo Bancshares will hold its annual meeting of shareholders at its headquarters located at 63 Constitution Drive, Chico, California. The meeting will begin at 6:00 p.m. Pacific Time.

     Shareholders who owned shares of our stock at the close of business on March 29, 2006, may attend and vote at the meeting. We request that all shareholders be present at the meeting in person or by proxy to ensure that we have a quorum. At the meeting, shareholders will be asked to:

     1. Elect ten directors for terms expiring at the 2007 annual meeting of shareholders.

     2. Ratify the selection of KPMG, LLP as our independent accountants for 2006.

     3.   Attend to any other business properly presented at the meeting.

     We do not know of any other business that will come before the meeting. In order to vote without attending the meeting, you may sign and date the enclosed proxy and voting instruction card and return it in the postage prepaid envelope.

     A copy of our 2005 Annual Report is enclosed. This notice and proxy statement, a proxy and voting instruction card, and the 2005 Annual Report are being distributed on or about April 17, 2006.

                                        By Order of the Board of Directors,


                                        /s/ Alex A. Vereschagin, Jr.
                                        ----------------------------------------
                                        Secretary

Chico, California
April 17, 2006

     YOUR VOTE IS IMPORTANT TO TRICO. Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

                        PROXY STATEMENT TABLE OF CONTENTS

QUESTIONS AND ANSWERS......................................................    1
PROPOSALS TO BE VOTED ON...................................................    4
BOARD OF DIRECTORS.........................................................    5
GOVERNANCE, BOARD NOMINATION AND BOARD COMMITTEES..........................    7
COMPENSATION OF DIRECTORS..................................................   10
OWNERSHIP OF VOTING SECURITIES.............................................   11
EXECUTIVE OFFICERS AND KEY EMPLOYEES.......................................   13
COMPENSATION OF EXECUTIVE OFFICERS.........................................   14
REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE.............   21
REPORT OF THE AUDIT COMMITTEE..............................................   23
INDEPENDENT PUBLIC ACCOUNTANTS.............................................   24
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN............................   25
OTHER INFORMATION..........................................................   26

EXHIBIT A.  Audit Committee Charter

                              QUESTIONS AND ANSWERS

1.   Q:   WHY AM I RECEIVING THESE MATERIALS?

     A: The Board of Directors of TriCo Bancshares is providing these proxy materials to you in connection with TriCo's annual meeting of shareholders which will take place on May 23, 2006. As a shareholder, you are invited to attend the meeting and may vote on the proposals described in this proxy statement.

2.   Q:   WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

     A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and executive officers and certain other required information. Our 2005 Annual Report is also enclosed.

3.   Q:   WHO MAY VOTE AT THE MEETING?

     A: Only shareholders of record at the close of business on March 29, 2006, may vote at the meeting. As of the record date, 15,764,388 shares of our common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held on the record date.

4.   Q:   WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF
          RECORD AND AS A BENEFICIAL OWNER?

     A: Most shareholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. The distinctions between shares held of record and shares owned beneficially are summarized below.

          Shareholder of Record

          If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, LLC, you are considered to be the shareholder of record of those shares and these proxy materials are being sent directly to you by TriCo. As the shareholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use.

          Beneficial Owner

          If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or bank how to vote your shares for you.

5.   Q:   WHAT MAY I VOTE ON AT THE MEETING?

     A: You may vote to elect ten nominees to serve on our Board of Directors for terms expiring at the next annual meeting and to ratify the selection of KPMG, LLP as our independent accountants for 2006.

6.   Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?

     A: The Board of Directors recommends that you vote your shares FOR each of the ten listed director nominees and FOR the ratification of the accountants.

7.   Q:   HOW CAN I VOTE MY SHARES?

     A: You may vote either in person at the meeting or by appointing a proxy. Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other nominee, then you may vote by the methods your bank or broker makes available, using the instructions the bank or broker has included with this proxy statement.

8.   Q:   HOW ARE VOTES COUNTED?

     A: In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. In addition, under California law and our bylaws, you may cumulate your votes in the election of the directors by following the procedures described at "Governance, Board Nomination and Board Committees--Nomination and Election of Directors" at page 9. If the proxy is not marked with respect to election of directors, authority will be granted to the persons named in the proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible. You may vote FOR, AGAINST or ABSTAIN on the proposals to ratify the accountants.

9.   Q:   HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

     A: Since the affirmative vote of the holders of a majority of the shares of our common stock present and voting is required to approve the proposals (other than the election of directors), abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as voting shares and will have the effect of a vote "against" the proposals. Broker non-votes will not be counted as shares voting on the proposals.

10.  Q:   CAN I CHANGE MY VOTE?

     A:   You have the right to revoke your proxy at any time before the meeting by:

          - providing written notice to TriCo's corporate secretary and voting in person at the meeting, or

          -    appointing a new proxy before the meeting begins.

          Attending the meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing.

11.  Q:   WHAT IF I OWN SHARES THROUGH TRICO'S EMPLOYEE STOCK OWNERSHIP PLAN AND
          TRUST?

     A: For present or past employees of TriCo, your proxy includes any shares held in your account under our employee stock ownership plan and trust.

12.  Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: If your shares are registered differently and are held in more than one account, then you will receive more than one card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting Mellon Investor Services LLC, 235 Montgomery Street, 23rd Floor, San Francisco, California 94104, telephone 1-800-676-0712.

13.  Q:   WHO MAY ATTEND THE MEETING?

     A: All shareholders who owned shares of our common stock on March 29, 2006, may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

14.  Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: We do not know of any business to be considered at the meeting other than election of ten directors and ratification of our accountants for 2006. If any other business is properly presented at the meeting, your proxy gives Richard P. Smith, our president and chief executive officer, and Richard O'Sullivan, executive vice president of our subsidiary, Tri Counties Bank, authority to vote on these matters in their discretion.

15.  Q:   WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE VOTING?

     A: The results of the voting will be announced at the meeting. We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006 to be filed with the Securities and Exchange Commission.

16.  Q:   IS MY VOTE CONFIDENTIAL?

     A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriCo or to third parties except:

          -    as necessary to meet applicable legal requirements,

          -    to allow for the counting and certification of votes, or

          -    to help our Board solicit proxies.

17.  Q:   WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

     A: All shareholder proposals to be considered for inclusion in our proxy statement for the 2007 annual meeting must be received at our principal office by December 16, 2006. Shareholder nominations for directors must be received by our president as described on page 9.

18.  Q:   WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING AND HOW
          WILL THESE PROXIES BE SOLICITED?

     A: We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities.

                            PROPOSALS TO BE VOTED ON

1.   ELECTION OF DIRECTORS

     Ten directors will be elected this year for terms expiring at our annual meeting in 2007. Each nominee is currently serving as a director of TriCo. The nominees for election are:

          William J. Casey
          Donald J. Amaral
          Craig S. Compton
          John S. A. Hasbrook
          Donald E. Murphy
          Steve G. Nettleton
          Richard P. Smith
          Carroll R. Taresh
          Michael W. Koehnen
          Alex A. Vereschagin, Jr.

     The ten nominees receiving the most affirmative votes cast at the meeting will be elected as directors assuming a quorum is present. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee or the Board may reduce the size of the Board.

     Brief biographies of the director nominees begin on page 5. These biographies include their age, business experience and the names of publicly held and certain other corporations of which they are also directors. Unless stated otherwise, each director has been engaged in his present occupation for at least the past five years.

     Shareholders may cumulate their votes when electing directors. To do so, you must follow the procedures set forth in our bylaws which are described at "Governance, Board Nomination and Board Committees--Nomination and Election of Directors" on page 9.

            The Board recommends a vote to elect these ten nominees.

2.   RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The firm of KPMG, LLP has served as our independent certified public accountants since 2002 and our audit committee has selected the firm as our accountants for 2006. Representatives of KPMG will be present at the meeting and will have the opportunity to make a statement and to answer questions.

     Neither TriCo's governing documents nor applicable law require shareholder ratification of the appointment of KPMG as our independent accountant. However, the audit committee recommended, and the Board of Directors determined, to submit the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if appointment is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time.

     The following audit services were performed by KPMG for the year ended December 31, 2005:

     - examination of our financial statements and our employee benefit plans,

     - services related to our filings with the Securities and Exchange Commission, and

     - consultation on matters related to accounting, financial reporting, tax returns, internal controls and regulatory compliance.

     Additional information concerning KPMG's services for TriCo can be found on pages 23-24. The affirmative vote of a majority of those shareholders present and voting will ratify the selection of KPMG as our independent accountants.

          The Board recommends a vote to ratify the selection of KPMG, LLP as our accountants for 2006.

                               BOARD OF DIRECTORS

Biographies

-    William J. Casey

-    Donald E. Murphy

-    Donald J. Amaral

-    Craig S. Compton

-    John S. A. Hasbrook

The following persons are currently serving as Board members of both TriCo Bancshares and Tri Counties Bank. They are each nominated for re-election. These Board members also serve on committees of the Board of Directors of Tri Counties Bank in addition to the TriCo Board committees discussed below.

WILLIAM J. CASEY*

William J. Casey, age 61, has been a director since 1989. He is the chairman of our Board of Directors, chairman of our compensation and management succession committee, chairman of our nominating and corporate governance committee and a member of our audit committee. Mr. Casey has been a self-employed healthcare consultant since 1983 and has served as president of Premium Hospital Management, Inc. since 2000. Mr. Casey received a Masters degree in public administration and has served on the audit committees of other public companies.

DONALD E. MURPHY*

Donald E. Murphy, age 70, has been a director since 1975. He is the vice-chairman of the Board. Mr. Murphy has served as the vice president and general manager of J. H. McKnight Ranch, Inc., a family farming company, for over 40 years. He is also a partner of New Generation Software, a software company, and a partner of Murphy Brothers, a farming operation.

DONALD J. AMARAL*

Donald J. Amaral, age 53, has been a director since 2003. Mr. Amaral is chairman of our audit committee and a member of our nominating and corporate governance committee. He was chairman and chief executive officer of Coram Healthcare Corporation, a home infusion therapy company, from 1995 to 1999 and continues to serve as a director. Coram Healthcare filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on August 28, 2000, and a Chapter 11 trustee was appointed on March 7, 2002. On October 27, 2005, the Bankruptcy Court confirmed the trustee's plan of reorganization. Mr. Amaral has a Bachelor's degree in accounting and an MBA degree. He served as chief executive officer and chief financial officer of various companies for over 25 years.

CRAIG S. COMPTON*

Craig S. Compton, age 50, has been a director since 1989. Mr. Compton is a member of our compensation and management succession committee and our nominating and corporate governance committee. He has served as the president, chief executive officer and chief financial officer of AVAG, Inc., an aerial application business for over 20 years and has been a principal in his family rice farming partnership for over 22 years. Mr. Compton is also a director of Environmental Alternatives Foster Care Agency.

JOHN S. A. HASBROOK*

John S. A. Hasbrook, age 46, has been a director since 2002. Mr. Hasbrook is a member of our compensation and management succession committee and our audit committee. He is active in several agricultural and investment enterprises. He is president of SunWest Wild Rice Co., Inc.; president of Hasbrook-Fetter Farms, Inc., a rice farm; vice president of SunWest Foods, Inc., a food marketing company; and serves as an officer for other agricultural-related entities. Mr. Hasbrook also serves as a director of Santa Clara University of Food & Agribusiness, as well as for various charitable and civic organizations.

-    Michael W. Koehnen

-    Steve G. Nettleton

-    Richard P. Smith

-    Carroll R. Taresh

-    Alex A. Vereschagin, Jr.

MICHAEL W. KOEHNEN*

Michael W. Koehnen, age 45, has been a director since 2002. Mr. Koehnen is a member of our compensation and management succession committee, our audit committee and our nominating and corporate governance committee. He owns and operates C.F. Koehnen & Sons, a third-generation family farming and beekeeping company. Mr. Koehnen is also president and owner of Riverwest Processing, an almond and walnut processing company.

STEVE G. NETTLETON*

Steve G. Nettleton, age 67, has been a director since 2003. He is a member of our audit committee and our nominating and corporate governance committee. Mr. Nettleton was the owner of the Chico Heat professional baseball club from 1996 to 2002 and served as the chairman of the board of directors for North State National Bank from 1982 to 2003 prior to its merger into Tri Counties Bank. He also serves as a director of Enloe Health Systems, the Chico Foundation of California State University and the University Advisory Board of California State University.

RICHARD P. SMITH

Richard P. Smith, age 48, has been a director since 1999. He has served as the president and chief executive officer of TriCo and Tri Counties Bank since 1999. Mr. Smith joined Tri Counties Bank in 1994 as vice president and chief information officer. He was senior vice president-customer/employee support and control from 1997 until 1998, when he was promoted to executive vice president in the same capacity. Mr. Smith was named president of Tri Counties Bank and executive vice president of TriCo in 1998. Mr. Smith is also a member of the board of directors of the California Banker's Association and chairman of the State Government Relations Committee.

CARROLL R. TARESH*

Carroll R. Taresh, age 68, has been a director since 1998. He was executive vice president and chief operating officer of Tri Counties Bank from 1989 until his retirement in 1996. He also serves as president and director of CNT, Inc., a farming operation.

ALEX A. VERESCHAGIN, JR.*

Alex A. Vereschagin, Jr., age 70, has been a director since 1975. Mr. Vereschagin is our board secretary and a member of our audit committee. He was chairman of the board from 1984 to 2001. He is a self-employed farmer and also the secretary and treasurer of Plaza Farms, a family-owned corporation. He is managing partner of the Vereschagin Company, a real estate rental company, and senior partner of Talbot-Vereschagin Ranch, a farming operation.

* Determined to be independent as described under "Director Independence" on page 7.

                GOVERNANCE, BOARD NOMINATION AND BOARD COMMITTEES

CORPORATE GOVERNANCE

We have long believed that good corporate governance is important to ensure that TriCo is managed for the long-term benefit of its shareholders. We continue to review our corporate governance policies and practices along with provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of Nasdaq. Since our 2005 annual meeting we have:

- affirmatively determined that all of our directors except for Mr. Smith qualify as independent directors under the rules of Nasdaq and our corporate governance guidelines, and

- affirmatively determined that Mr. Amaral is an audit committee financial expert under the rules of the Securities and Exchange Commission.

You can view our code of business conduct, our code of ethics for our principal executive officers and senior financial officers, and our audit committee charter on our website at www.tricountiesbank.com under "investor information--corporate information," or receive copies by writing to our corporate secretary at TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, phone (530) 898-0300. The charter for our audit committee is included as Exhibit A to this proxy statement. The charter for our nominating and corporate governance committee is not available on our web site but was included with our 2005 proxy statement.

DIRECTOR INDEPENDENCE

We believe that independent directors play an important role in TriCo's corporate governance and are committed to ensuring that at least a majority of our directors are independent. Our board has affirmatively determined that the following nine of our ten directors are independent as defined by Nasdaq Marketplace Rule 4200(a)(15) and our corporate governance guidelines: Mr. Amaral, Mr. Casey, Mr. Compton, Mr. Hasbrook, Mr. Koehnen, Mr. Murphy, Mr. Nettleton, Mr. Taresh and Mr. Vereschagin. Our corporate governance guidelines provide that a director is independent if he does not have a material relationship with TriCo directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with TriCo, and he otherwise qualifies as independent under the applicable rules of the Securities Exchange Act of 1934, as amended, and Nasdaq. These independence determinations were based upon a review of all relevant transactions and relationships between TriCo, our senior management and our accountants, on the one hand, and each director and his family members, on the other hand. Mr. Smith is not considered independent because of his employment as president and chief executive officer.

ATTENDANCE AT MEETINGS

The Board of Directors of TriCo met 12 times and the Board of Directors of Tri Counties Bank met 12 times during 2005. Each director attended at least 75% of the meetings of the Boards of Directors of both TriCo and Tri Counties Bank and the meetings of the committees of TriCo and Tri Counties Bank on which they served, except for Mr. Murphy. In addition, our independent directors met one time in executive session to discuss our chief executive officer's performance. Executive sessions are chaired by the independent director then serving as lead director. Mr. Casey was our lead director in 2005 and will continue to serve as lead director in 2006.

Our corporate governance guidelines provide that each director must attend our annual shareholders meeting. In 2005 all of our directors attended the annual shareholders meeting.

BOARD PROCEDURES AND COMMITTEES

Our full Board of Directors considers all major decisions. However, we have established three standing committees so that some matters can be addressed in more depth than may be possible in a full Board meeting: a compensation and management succession committee, a nominating and corporate governance committee and an audit committee. These three committees each operate under a written charter. The Board has affirmatively determined that each member of our Board committees is independent as defined by Nasdaq Marketplace Rule 4200(a)(15) and our corporate governance guidelines. Following is a description of each of these committees. Our subsidiary, Tri Counties Bank, also has an audit committee and other Board committees.

Audit Committees. We have a standing audit committee of TriCo and a standing audit committee of Tri Counties Bank. The current members of both audit committees are Donald Amaral (chairman), William Casey, John Hasbrook, Michael Koehnen, Steve Nettleton and Alex Vereschagin, Jr. The board has determined that Mr. Amaral is an audit committee financial expert under the rules of the Securities and Exchange Commission and that each member of the committee is financially literate as defined by Nasdaq listing standards and is independent under special standards established by the Securities and Exchange Commission for audit committee members. Their qualifications and business expertise are described beginning on page 5. The committee monitors:

     - the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance,

     -    our compliance with legal and regulatory requirements,

     - the independence, qualifications and performance of our financial executives, independent auditor and internal auditing department, and

     - the communication among our independent auditor, management, our internal auditing function and the Board.

The committee also annually retains our independent accountant and approves the terms and scope of work to be performed. Our audit committee met six times during 2005. For more information on the audit committee, please see the report of the audit committee beginning on page 23.

Compensation and Management Succession Committee. The current members of the compensation and management succession committee are William Casey (chairman), Craig Compton, John Hasbrook and Michael Koehnen. This committee:

     -    determines TriCo's salary philosophy,

     - sets the compensation levels for our president and chief executive officer,

     -    reviews the compensation of our other executive officers,

     -    administers our stock option plans,

     - reviews the benefits provided to our executive officers and directors, and

     -    establishes and reviews our management succession policies.

The compensation and management succession committee held five meetings in 2005. The report of the compensation and management succession committee is found beginning on page 21.

Nominating and Corporate Governance Committee. The current members of the nominating and corporate governance committee are William Casey (chairman), Donald Amaral, Craig Compton, Michael Koehnen and Steve Nettleton. This committee:

     -    determines nominees to the Board in the manner described below,

     -    reviews our Board committee structure and members,

     -    annually evaluates the Board,

     -    monitors director independence, and

     - reviews our corporate governance guidelines and code of business ethics.

The committee met two times in 2005.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation and management succession committee is an officer, former officer or employee of TriCo or Tri Counties Bank. No executive officer of TriCo had any interlocking relationship with any other for-profit entity during 2005, including serving on the compensation committee for any other entity.

NOMINATION AND ELECTION OF DIRECTORS

Qualifications. Our nominating and corporate governance committee determines the director nominees for each annual meeting of shareholders using the criteria set forth in our corporate governance guidelines. Our guidelines provide that all directors must be committed to representing the long-term interests of our shareholders and possess:

     -    the highest personal and professional ethics, integrity and values,

     -    informed judgment,

     -    sound business experience,

     -    the ability to make independent analytical inquiries, and

     -    an understanding of our business environment.

The committee has not established any specific minimum qualification standards for directors, except that no person may serve as a director who is seventy-five years of age or older at the time of election. However, the committee may identify certain skills or attributes as being particularly desirable for specific director nominees in order to complement the existing Board composition. To date the committee has identified and evaluated nominees for directors based on several factors, including:

     -    referrals from our management, existing directors and advisors,

     -    business or banking experience,

     -    education,

     -    leadership abilities,

     -    professional reputation and affiliation, and

     -    personal interviews.

We do not currently pay any fee to a third party to identify or evaluate potential director nominees, although we may retain search firms in the future to assist in finding qualified candidates.

Shareholder Nominations. The committee will consider nominees recommended by shareholders if those nominations are submitted under Section 15 of our bylaws.
Section 15 provides that nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of TriCo entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the president of TriCo not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to TriCo's president not later than the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by
Section 6 of the bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of TriCo owned by each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of TriCo stock owned by the notifying shareholder. Nominations not made in accordance with these provisions may, in the discretion of the chairman of the meeting, be disregarded and upon the chairman's instructions the inspectors of election can disregard all votes cast for each such nominee.

Nominees recommended by shareholders are evaluated in the same manner as other nominees. We have not received any proposals for director nominees from shareholders for this election.

Cumulative Voting. Each shareholder may cumulate votes in the election of directors. This means that a shareholder can cast votes for the number of shares owned multiplied by the number of directors to be elected. For example, if you own 1,000 shares, you could cast 10,000 votes since we will be electing ten directors at the meeting. You may cast those votes for a single candidate or distribute your votes among any or all of the candidates. However, you may not cumulate votes for a candidate unless that candidate has been properly nominated prior to the voting and you have given notice of your intention to cumulate your votes. You must express your intention to cumulate votes at the meeting prior to the election. If any shareholder gives notice to cumulate his shares, all other shareholders shall be allowed to cumulate their votes as well. We will provide an opportunity at the meeting for any shareholder who desires to cumulate votes to announce his intention to do so. We are soliciting, by your proxy, the discretionary authority to vote proxies cumulatively. The ten nominees receiving the highest number of votes will be elected directors.

                            COMPENSATION OF DIRECTORS

COMPENSATION

During 2005 each non-employee director received a $1,500 monthly retainer, the chairman of the Board received $500 per month and the chairman of the audit committee received $300 per month. Each director also:

     - received nonqualified options for 4,000 shares of our common stock under our 2001 stock option plan described on page 16, which vest in May 2006,

     - participates in the deferred compensation plan and supplemental retirement plan described below,

     - has an indemnity agreement under which TriCo will indemnify him in his capacity as a director,

     - has split dollar life insurance described on page 19 with premiums paid by TriCo,

     -    has a long-term care agreement with TriCo described beginning on page
          15,

     -    was covered by directors' and officers' liability insurance, and

     - was reimbursed for expenses incurred in connection with their attendance at Board meetings.

The chairman of our board and the chairman of our audit committee received nonqualified options for an additional 1,000 shares. We do not pay our directors any additional compensation to attend board or committee meetings. Directors who are employees of TriCo do not receive additional compensation for their service on the Board.

DIRECTOR DEFERRED COMPENSATION PLAN

In 1992 we adopted a deferred compensation plan for directors to provide our non-employee directors with supplemental retirement benefits which was amended effective June 30, 2004, and January 1, 2005. Under the plan, each director may defer all or part of his retainer fees into a separate account up to a maximum life-time deferral amount of $1.5 million. The amount deferred cannot be less than $200 per month. The plan permits us to make discretionary contributions to a director's account. It also requires us to make an annual contribution to each director's account based on amounts contributed to other retirement and benefit plans.

Until January 1, 2008, accounts maintained under the plan are credited with interest each month at a rate that is three percent higher than the annual yield of the Moody's average corporate bond yield index. Beginning January 1, 2008, the interest will be reduced to a rate that is 1% higher than the Moody's corporate bond yield index. Upon a director's retirement, his account will earn interest at the Moody's corporate bond yield index. Directors are immediately 100% vested in their own contributions and associated interest. We determine the vesting rate for all discretionary contributions. To date, we have not made any discretionary contributions to directors' accounts. This plan is nonqualified, unsecured and unfunded. However, we do maintain corporate-owned life insurance on the lives of the directors who participate in the plan to offset some of the costs. In 2005 none of the directors elected to defer some or all of their annual compensation.

DIRECTOR SUPPLEMENTAL RETIREMENT PLANS

In 1987 we adopted a supplemental retirement plan for directors to provide additional retirement benefits to directors who retired on or before December 31, 2003. Any outside director of TriCo or Tri Counties Bank who served as a director for at least ten years was eligible to participate. Full benefits applied to all directors who are at least 65 years old. When a qualified director retires, he can immediately receive 15 times the amount of the retainer fees we paid him during his final year of service. We pay that amount in 15 equal annual installments. If a director has been on our Board for at least ten years but is not yet 65, we will pay the supplemental retirement benefit at a discounted rate. If we experience a change of control, we will pay all vested retirement benefits immediately. This plan is nonqualified, unsecured and unfunded. Effective January 1, 2004, we adopted a new supplemental retirement plan for directors who retire on or after January 1, 2004. The 2004 plan is substantially similar to the 1987 plan except that the vesting schedule has been changed from 10 years to 15 years and the discount for early retirement has been changed from 4% per year to 6% per year.

                         OWNERSHIP OF VOTING SECURITIES

This chart shows the common stock ownership for each TriCo director and director nominee, the executive officers named on page 14, and owners of more than 5 percent of our outstanding common stock as of March 29, 2006. Each shareholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted. The share amounts have been rounded to the nearest full share and include stock options granted under TriCo's stock option plans which are exercisable through May 29, 2006.

                                       COMMON STOCK OWNERSHIP NOT       COMMON STOCK OWNERSHIP INCLUDING
                                        INCLUDING STOCK OWNED AS            STOCK OWNED AS A TRUSTEE
                                          A TRUSTEE OF THE ESOP                   OF THE ESOP
                                    --------------------------------   ---------------------------------
                                    NUMBER OF SHARES   PERCENTAGE OF   NUMBER OF SHARES    PERCENTAGE OF
                                      BENEFICIALLY      COMMON STOCK     BENEFICIALLY       COMMON STOCK
        BENEFICIAL OWNERS                 OWNED         OUTSTANDING          OWNED          OUTSTANDING
        -----------------           ----------------   -------------   ----------------    -------------
5% Holders

TriCo Bancshares                     1,238,598  (1)         7.86%      1,238,598 (1)            7.86%
Employee Stock Ownership
Plan and Trust (ESOP)
63 Constitution Drive
Chico, CA 95973

Directors and Executive Officers

Donald J. Amaral                        25,000  (2)             *         25,000 (2)                *
Craig Carney                           121,326  (3)             *        121,326 (3)                *
William J. Casey                       641,948  (4)         4.07%      1,880,546 (4)(18)       11.93%
Craig S. Compton                       155,160  (5)             *        155,160 (5)                *
Rick Hagstrom                           53,463  (6)             *         53,463 (6)                *
John S. A. Hasbrook                     27,121  (7)             *         27,121 (7)                *
Michael W. Koehnen                     130,116  (8)             *        130,116 (8)                *
Andrew Mastorakis                      184,039  (9)         1.17%        184,039 (9)            1.17%
Donald E. Murphy                       192,879 (10)         1.22%        192,879 (10)           1.22%
Steve G. Nettleton                     343,545 (11)         2.18%        343,545 (11)           2.18%
Richard O'Sullivan                     313,737 (12)         1.99%        313,737 (12)           1.99%
Thomas J. Reddish                      175,443 (13)         1.11%        175,443 (13)           1.11%
Richard P. Smith                       469,562 (14)         2.98%      1,708,160 (14)(18)      10.84%
Carroll R. Taresh                      138,444 (15)             *        138,444 (15)               *
Alex A. Vereschagin, Jr.               141,424 (16)             *      1,380,022 (16)           8.75%

All TriCo directors and executive    3,251,156             20.62%      4,472,171 (17)(18)      28.46%
officers as a group (17 persons)

*    Less than 1%.

(1) Each ESOP participant may direct the ESOP trustees how to vote the shares allocated to his account. The ESOP's advisory committee directs the ESOP trustees how to vote shares which are not allocated to participant's accounts. As of March 29, 2006, participants in the ESOP could direct the voting of all 1,238,598 shares held by the ESOP. Of that total, 112,951 shares had been allocated to the accounts of TriCo's executive officers.

(2)  Includes stock options for 25,000 shares.

(3) Includes stock options for 84,040 shares and 8,817 shares allocated to Mr. Carney's account in the ESOP.

(4) Includes stock options for 19,000 shares, 864 shares held in an IRA account for the benefit of Mr. Casey and 122,000 shares held by a family trust of which Mr. Casey is manager.

(5) Includes 34,026 shares held by Mr. Compton as executor of his father's estate, 1,258 shares held by Mr. Compton's minor children, 34,814 shares held in an IRA account for the benefit of Mr. Compton and stock options for 20,000 shares.

(6) Includes 11,204 shares held by Mr. Hagstrom's spouse, stock options for 22,000 shares and 8,854 shares allocated to Mr. Hagstrom's account in the ESOP.

(7)  Includes stock options for 24,000 shares.

(8) Includes 65,214 shares owned by CF Koehnen & Sons, of which Mr. Koehnen is an owner, 8,600 shares owned by the CF Koehnen & Sons Profit Sharing Plan of which Mr. Koehnen is trustee, 4,400 shares owned by the Helen Koehnen Trust of which Mr. Koehnen is trustee, 1,400 shares owned by Mr. Koehnen's minor children, 2,300 shares owned by Mr. Koehnen's wife and stock options for 24,000 shares.

(9) Includes 700 shares owned by Mr. Mastorakis' minor children, stock options for 156,300 shares and 5,508 shares allocated to Mr. Mastorakis' account in the ESOP.

(10) Includes 7,116 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is an officer, 26,622 shares owned by the J. H. McKnight Ranch Profit Sharing Plan, 81,899 shares held by Blavo LLC of which Mr. Murphy is a manager and stock options for 16,000 shares.

(11) Includes 138,261 shares held jointly with his spouse, 189,284 shares held in an IRA account for the benefit of Mr. Nettleton and stock options for 16,000 shares.

(12) Includes stock options for 143,000 shares and 28,106 shares allocated to Mr. O'Sullivan's account in the ESOP.

(13) Includes 2,252 shares held by Mr. Reddish's minor children, stock options for 157,000 shares and 11,214 shares allocated to Mr. Reddish's account in the ESOP.

(14) Includes 170 shares held by Mr. Smith's wife, stock options for 430,912 shares and 17,583 shares allocated to Mr. Smith's account in the ESOP.

(15) Includes stock options for 8,000 shares and 8,000 shares held by Mr. Taresh's wife.

(16) Includes stock options for 8,000 shares.

(17) Includes stock options for 1,258,332 shares.

(18) Includes 1,238,598 shares held by the ESOP of which Messrs. Smith, Casey and Vereschagin are trustees of which 112,951 shares have been allocated to the accounts of executive officers under the ESOP.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

Biographies

-    Richard P. Smith

-    Richard O'Sullivan

-    Andrew Mastorakis

-    W. R. "Rick" Hagstrom

-    Thomas J. Reddish

-    Craig Carney

-    Richard A. Miller

-    Raymond Rios

RICHARD P. SMITH

Information about Mr. Smith can be found on page 6.

RICHARD O'SULLIVAN

Richard O'Sullivan, age 49, has served as executive vice president---wholesale banking of Tri Counties Bank since 1997. He was our senior vice president---customer sales and service from 1995 to 1997. He served as vice president and manager of our Park Plaza branch from 1992 until 1995. Mr. O'Sullivan is also a partner in a family farm and treasurer of the Boys and Girls Club of the North Valley.

ANDREW MASTORAKIS

Andrew Mastorakis, age 47, has served as executive vice president---retail banking of Tri Counties Bank since 2000. Prior to joining Tri Counties Bank, Mr. Mastorakis was a senior vice president of Wells Fargo Bank in charge of its Central California Division. He also acted as the market president of Wells Fargo's East Bay Division.

W. R. "RICK" HAGSTROM

Rick Hagstrom, age 60, has been executive vice president---risk management of Tri Counties Bank since March 2003. From 1996 to 2003 he served as vice president---real estate manager.

THOMAS J. REDDISH

Tom Reddish, age 46, has served as vice president and chief financial officer of both TriCo and Tri Counties Bank since 1999. Mr. Reddish became senior vice president in 2003 and executive vice president in 2005. He was vice president and controller of TriCo and vice president of Tri Counties Bank from 1998 until 1999. He served as controller of Tri Counties Bank from 1994 until 1998.

CRAIG CARNEY

Craig Carney, age 47, has been senior vice president and chief credit officer of Tri Counties Bank since 1997. From 1985 to 1996 Mr. Carney was employed by Wells Fargo Bank in various lending capacities. His most recent position with Wells Fargo was as vice president, senior lender in commercial banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from 1996 until his employment in 1997.

RICHARD A. MILLER

Rick Miller, age 62, has served as senior vice president---human resources of Tri Counties Bank since 2001. From 1998 to 2001 he served as senior vice president and chief administrative officer of Key Equipment Finance Group. From 1983 to 1998 Mr. Miller held a variety of senior human resource positions at Bank of America, US Leasing and World Savings.

RAYMOND RIOS

Ray Rios, age 49, has served as senior vice president, chief information officer, since 2003. From 1983 through 1994 Mr. Rios served in a variety of positions in our information technology department and from 1995 to 2003 he was manager, information systems, of Tri Counties Bank.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table presents information concerning all compensation received by our chief executive officer and the four other most highly compensated executive officers for all services rendered during 2005, 2004 and 2003.

                                                               ANNUAL                LONG-TERM
                                                           COMPENSATION(1)          COMPENSATION
                                                        --------------------   SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR   SALARY(2)   BONUS(3)      OPTIONS GRANTED      COMPENSATION(4)
---------------------------                      ----   ---------   --------   ---------------------   ---------------
Richard Smith                                    2005    $447,200   $215,000            4,000              $18,982
President and Chief Executive Officer            2004     410,000    237,750           55,520               19,499
                                                 2003     371,875    168,750           52,000               17,795

Richard O'Sullivan                               2005     226,048    115,000           10,000               37,807
Executive Vice President--Wholesale Banking      2004     205,834    107,000           25,000               28,423
                                                 2003     196,096     75,000           20,000               29,372

Andrew Mastorakis                                2005     234,598    140,000           15,000               37,324
Executive Vice President--Retail Banking         2004     205,004    141,000           25,000               34,577
                                                 2003     195,836     70,000           20,000               30,637

Rick Hagstrom                                    2005     175,266     62,000            7,500               27,751
Executive Vice President--Risk Management        2004     158,750     64,000           25,000               22,009
                                                 2003     144,094     55,000           20,000               18,983

Thomas Reddish                                   2005     233,688     75,000           10,000               25,864
Executive Vice President and Chief Financial     2004     205,000     77,000           25,000               27,288
Officer                                          2003     177,402     55,000           20,000               24,089

Craig Carney                                     2005     181,718     50,000            7,500               25,533
Senior Vice President and Chief Credit Officer   2004     166,668     51,000           20,000               26,826
                                                 2003     163,595     45,000           15,000               23,284

(1) The named executive officers also received other personal benefits from TriCo in the form of payments made by TriCo for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use by Mr. Smith and Mr. O'Sullivan of TriCo-owned automobiles and country club memberships for Mr. Smith, Mr. O'Sullivan and Mr. Carney. The total amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the named executive officers.

(2) Includes cash compensation earned and received by the executive officers and amounts earned but deferred at the election of the officers under our executive deferred compensation plan described on page 15.

(3) Bonus amounts are shown for the year earned and are paid in the following year.

(4) Includes TriCo contributions to the employee stock ownership plan described on page 20 which generally vest over a seven-year period, interest credits on deferred compensation under our executive deferred compensation plan described on page 15 that are considered by the Securities and Exchange Commission to be at above-market rates, the cost of insurance premiums for the split dollar life insurance described beginning on page 19 and the cost of insurance premiums for the long-term care agreements described beginning on page 15.

EXECUTIVE DEFERRED COMPENSATION PLAN

Our executive deferred compensation plan was adopted in 1987 and amended effective June 30, 2004, and January 1, 2005. It provides our key employees with supplemental funds for retirement or death. Under the plan, each executive may defer all or part of his compensation into a separate account up to a maximum life-time deferral amount of $1.5 million. The plan permits us to make discretionary contributions to an executive's account. It also requires us to make an annual contribution to each executive's account based on amounts contributed to other retirement and benefit plans.

Until January 1, 2008, accounts maintained under the plan are credited with interest each month at a rate that is 3% higher than the annual yield of the Moody's average corporate bond yield index. Beginning January 1, 2008, the interest will be reduced to a rate that is 1% higher than the Moody's corporate bond index. Upon an executive's retirement, his account will earn interest at the Moody's corporate bond index. Executives are immediately 100% vested in their own contributions and associated interest. We determine the vesting rate for all discretionary contributions. So far, we have not made any discretionary contributions.

This plan is nonqualified, unsecured and unfunded. However, we do maintain corporate-owned life insurance on the lives of the executives who participate in the plan to offset some of the costs. In 2005 Mr. Smith, Mr. Mastorakis, Mr. Hagstrom and Mr. Carney each elected to defer some or all of their compensation.

CEO INCENTIVE PLAN

In 2001 the Board adopted the CEO Incentive Plan which is described in the "Report of the Compensation and Management Succession Committee" beginning on page 21. This plan provides bonus compensation to our chief executive officer, Richard Smith.

CEO EMPLOYMENT AGREEMENT

In 2004 we entered into an amended employment agreement with Richard Smith, as further amended in 2005, which provided Mr. Smith with a base annual salary of $430,000 for 2005 with future increases as determined by the compensation and management succession committee. Mr. Smith is also eligible to receive an annual incentive bonus under the CEO Incentive Plan and stock options under our 2001 stock option plan. Mr. Smith's compensation is described in the "Report of the Compensation and Management Succession Committee" on page 21. The agreement also provides that he shall receive benefits under our supplemental executive retirement plan and other benefit plans, vacation days and a car allowance. If a change of control of TriCo occurs and Mr. Smith's employment is terminated other than for "cause" or Mr. Smith terminates his employment after a substantial and material negative change occurs in his title, compensation or responsibilities, then Mr. Smith is entitled to receive twice his annual salary then in effect and twice his most recent bonus.

CHANGE OF CONTROL AGREEMENTS

Mr. O'Sullivan, Mr. Mastorakis, Mr. Hagstrom, Mr. Reddish, Mr. Carney, Mr. Miller and Mr. Rios have each entered into agreements with TriCo that provide them with benefits if TriCo experiences a change of control. If a change of control occurs and the executive's employment is terminated other than for "cause" or the executive terminates his employment after a substantial and material negative change in his title, compensation or responsibilities, then such executive is entitled to receive twice the combined amount of his annual salary in effect at the time and most recent annual bonus.

LONG-TERM CARE AGREEMENTS

In 2003 we entered into long-term care agreements with all eligible directors and all executive officers and paid a one-time premium for long-term care insurance for each participant. The single premiums cost approximately $50,000 for each participant and will be amortized by TriCo over five years. The long-term care insurance provides long-term care benefits if a participant becomes disabled or has a long-term medical condition. The agreements generally provide that if a participant's service with TriCo terminates for any reason, the participant will reimburse a percentage of the premium paid by TriCo. The reimbursement obligation decreases 20% for each year of service following adoption of this agreement. For example, if a participant's service is terminated immediately following his third year of service following adoption of this agreement, he would generally be required to reimburse TriCo for 40% of the premium. During 2005 we recognized an expense of $136,093 relating to the long-term care insurance.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding options, stock appreciation rights and warrants granted under our equity compensation plans as of December 31, 2005. All of our equity compensation plans have been approved by shareholders.

                                  NUMBER OF SECURITIES TO BE
                                   ISSUED UPON EXERCISE OF        WEIGHTED AVERAGE EXERCISE     NUMBER OF SECURITIES REMAINING
                                OUTSTANDING OPTIONS, WARRANTS   PRICE OF OUTSTANDING OPTIONS,    AVAILABLE FOR ISSUANCE UNDER
PLAN CATEGORY                             AND RIGHTS                 WARRANTS AND RIGHTS          EQUITY COMPENSATION PLANS
-------------                   -----------------------------   -----------------------------   ------------------------------
Equity compensation plans not
   approved by stockholders                       0                             NA                                0
Equity compensation plans
   approved by stockholders               1,636,762                         $11.44                          502,436
                                          ---------                         ------                          -------
Total                                     1,636,762                         $11.44                          502,436
                                          =========                         ======                          =======

2001 STOCK OPTION PLAN

In 2001 we adopted a stock option plan for key officers, employees, directors and consultants, as subsequently amended by shareholders, which provides that an aggregate of 2,124,650 shares of our common stock may be granted under the plan. On March 29, 2006, there were options for 1,361,082 shares outstanding and options for 502,436 shares were available for future grant. Vesting schedules are determined individually for each grant. The stock options we have issued to the named executive officers were granted at exercise prices equal to the fair market value of TriCo stock at the date of grant and vest over a five-year period.

Eligibility and Administration. Current and prospective officers, employees, directors and consultants of TriCo or its subsidiaries or affiliates may be granted awards under the plan. As of March 29, 2006, approximately 685 individuals were eligible to participate in the plan. The plan is administered by our compensation and management succession committee. Awards to directors serving on the committee are determined and administered by the full Board of Directors. The committee may:

     -    select participants,

     -    determine the type and number of options to be granted,

     -    determine the exercise price and vesting period of any option,

     -    determine and later amend the terms and conditions of any option,

     -    interpret the rules relating to the plan, and

     -    otherwise administer the plan.

Stock Options. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and vesting provisions, including the exercise price that generally may not be less than the fair market value of a share of common stock on the grant date. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options following termination of employment generally are fixed by the committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of our stock are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of the fair market value.

Shares subject to options that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive options in any calendar year that relate to more than $1 million. Finally, options may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur, such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

Director Options. A new director to the Board receives options for 20,000 shares when he is first elected. These options become exercisable in five equal installments of 4,000 shares each beginning on the first anniversary of the grant date. In addition, each director who is re-elected to the Board receives options for 4,000 shares upon re-election and each director who is appointed as chairman of the Board or chairman of our audit committee may receive options for 1,000 shares. These shares are exercisable on the first anniversary of the grant date. The option price for all options granted to directors is the fair market value on the grant date. The Board determines the terms and conditions of any other options granted to directors.

Termination of Employment. All options not exercised within 90 days after an optionee ceases to serve as a director, officer, employee or consultant of TriCo are forfeited.

Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when TriCo experiences a change in control.

Amendment and Termination. The Board may amend, suspend or terminate the plan subject to applicable shareholder approval. The committee may waive any conditions or amend the terms of any option. However, the committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder's consent.

Certain Federal Income Tax Consequences. Following is a brief description of the federal income tax consequences generally arising for awards under the plan. Tax consequences to TriCo and to participants receiving options will vary with the type of option. The plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

     Effects on Participants. Generally, a participant will not recognize income, and TriCo is not entitled to take a deduction, when an incentive stock option or a nonqualified option are granted. A participant generally will not have taxable income when he exercises an incentive stock option. When a participant exercises a nonqualified option, he must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the exercise date.

     If a participant sells shares of common stock acquired from an incentive stock option before the end of two years from the grant date and one year from the exercise date, the participant must generally recognize ordinary income equal to the difference between the fair market value of the shares at the exercise date and the exercise price. Otherwise, a participant's disposition of shares acquired when an option is exercised generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.

     Effects on TriCo. TriCo generally may receive a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. TriCo generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, TriCo will not be entitled to any tax deduction for an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to selling the shares.

     Performance-based Compensation. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by TriCo. TriCo intends that the following grants will qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations:

     -    performance awards,

     - options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the grant date, and

     - options granted to employees that the committee expects to be named executive officers at the time a deduction arises.

1995 Stock Option Plan. In 1995 we adopted a stock option plan for key employees. On March 29, 2006, there were options for 194,000 shares outstanding under this plan and no additional options were available for grant. Vesting schedules were determined individually for each grant under both plans.

STOCK OPTION GRANTS IN 2005

The following table presents information concerning stock options granted to each of the named executive officers in 2005 and the potential realizable value for those stock options based on future appreciation assumptions:

                                                    INDIVIDUAL GRANTS
                     ------------------------------------------------------------------------------
                                                                         POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL
                      NUMBER OF    % OF TOTAL                               RATES OF STOCK PRICE
                     SECURITIES      OPTIONS                                  APPRECIATION FOR
                     UNDERLYING    GRANTED TO    EXERCISE                      OPTION TERM(1)
                       OPTIONS    EMPLOYEES IN     PRICE    EXPIRATION   --------------------------
NAME                  GRANTED #       2005          ($)        DATE            5%($)     10%($)
----                 ----------   ------------   --------   ----------       --------   --------
Richard P. Smith       4,000(2)       5.41%       $20.58     05-24-15        $ 51,771   $131,197
Richard O'Sullivan    10,000         13.51%        19.35     02-22-15         121,691    308,389
Andrew Mastorakis     15,000         20.27%        19.35     02-22-15         182,537    462,584
Rick Hagstrom          7,500         10.14%        19.35     02-22-15          91,268    231,292
Thomas Reddish        10,000         13.51%        19.35     02-22-15         121,691    308,389
Craig Carney           7,500         10.14%        19.35     02-22-15          91,268    231,292

(1) Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually from the date of grant until the end of the term. The values are calculated based on rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.

(2)  Received as a director of TriCo.

OPTIONS EXERCISED IN 2005 AND 2005 YEAR-END OPTION VALUES

The following table presents information about the number and value of stock options exercised in 2005 and held at December 31, 2005, by each named executive officer. A stock option is "in-the-money" if the closing market price of TriCo stock exceeds the exercise price of the stock option.

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-THE
                      NUMBER OF      VALUE       UNDERLYING UNEXERCISED            -MONEY OPTIONS
                        SHARES     RECEIVED       OPTIONS AT 12-31-05              AT 12-31-05(1)
                     ACQUIRED ON     UPON     ---------------------------   ---------------------------
NAME                   EXERCISE    EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                 -----------   --------   -----------   -------------   -----------   -------------
Richard P. Smith        37,500     $605,703     416,608         74,912       $5,842,147     $624,576
Richard O'Sullivan      22,820      327,638     203,180         39,000        2,841,496      293,505
Andrew Mastorakis            0           --     149,800         43,000        2,043,902      309,665
Rick Hagstrom                0           --      15,500         29,000          108,950      199,945
Thomas Reddish               0           --     150,000         39,000        2,051,443      293,505
Craig Carney            24,300      397,046      91,540         30,000        1,226,065      224,640

(1) Based on the closing price per share of TriCo stock as quoted on the Nasdaq National Market on December 30, 2005 ($23.39 per share).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

In 1987 we adopted a supplemental executive retirement plan which provides supplemental retirement benefits to key employees who retired on or before December 31, 2003. This plan is administered by our compensation and management succession committee. In general terms, the benefits are payable if a participant retires at the age of 65, if he dies or becomes disabled, or if he is terminated within 24 months after a change in control. We do not pay benefits if an employee is terminated for cause. The plan is nonqualified, unsecured and unfunded. The purpose of the plan is to provide an incentive to key executives to remain in TriCo's service by providing additional compensation that is payable only if the executive remains with TriCo until retirement, disability or death. Participants in the plan are approved by the compensation and management succession committee.

The plan provides for payments of 70% of the participant's final average compensation, including salary and bonus for the highest paid 36 months out of the last 60 months of the participant's employment. The benefit amount is reduced by the sum of amounts payable to the officer from social security benefits and the annuity received from TriCo's ESOP, profit sharing plans, frozen tax-qualified retirement benefit plan and other defined benefit plans. The normal retirement age under the plan is age 65 with at least ten years of service. The plan also allows for early retirement at age 55 with at least ten years of service. If a participant retires prior to age 65, the 70% payment under the plan is reduced by 2% per year for each year the participant's retirement date precedes his normal retirement date for the first five years and 4% for the next five years to age 55. Benefit payments under the plan will be made for the lifetime of the participant, with a minimum of ten years of payments if the participant dies after retirement.

Effective January 1, 2004, we adopted a new supplemental executive retirement plan which provides supplemental retirement benefits to key employees retiring on or after January 1, 2004. The 2004 plan is substantially similar to the 1987 plan except that the retirement age is reduced from 65 to 62, the vesting schedule is reduced from 20 years to 15 years and a forfeiture provision was added if voluntary termination occurs prior to full vesting.

The following table shows estimated annual retirement benefits that would be payable to the named executive officers under the 2004 plan, assuming a minimum of ten years of service at normal retirement age of age 62 under various assumptions as to final average annual compensation and years of credited service. Such amounts have not been reduced for expected social security benefits and the expected annuity payout from the ESOP, both of which are currently expected to reduce payments of the benefits.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

    FINAL      ANNUAL BENEFIT AFTER SPECIFIED YEAR IN PLAN
   AVERAGE     -------------------------------------------
COMPENSATION        5         10         15         20+
------------    --------   --------   --------   --------
  $100,000      $ 17,500   $ 35,000   $ 52,500   $ 70,000
   200,000        35,000     70,000    105,000    140,000
   300,000        52,500    105,000    157,500    210,000
   400,000        70,000    140,000    210,000    280,000
   500,000        87,500    175,000    262,500    350,000
   600,000       105,000    210,000    315,000    420,000

Final average compensation includes salary and annual bonus as set forth in the summary compensation table. All of the named executive officers are participants in the plan. At March 29, 2006, they had accrued the following years of service in the plan: Mr. Smith--twelve years; Mr. O'Sullivan--twenty-one years; Mr. Mastorakis--five years; Mr. Hagstrom--twelve years; Mr. Reddish--eleven years and Mr. Carney--nine years.

SPLIT DOLLAR LIFE INSURANCE

In March 2003 we entered into joint beneficiary agreements with all of our named executive officers and directors, except for Mr. Nettleton. These agreements provide that the Company shall own and pay premiums on a split dollar life insurance policy to provide various death benefits to the beneficiaries named by each of these directors and executive officers in certain circumstances.

OTHER BENEFIT PLANS

We do not provide any actuarial plan that is payable upon retirement or any long-term incentive plans that provide compensation for performance that is measured over a period longer than one fiscal year. The named executive officers may also participate in other benefits available to all employees, some of which are described below.

ESOP. We have an employee stock ownership plan and trust for all employees completing at least 1,000 hours of service with TriCo or Tri Counties Bank. Annual contributions are made by TriCo in cash at the discretion of the Board. Contributions to the plan are held in trust and invested primarily in our common stock. Contributions are allocated to participants on the basis of salary in the year of allocation. In general, benefits become vested after seven years.

401(k). We have a 401(k) plan for all employees age 21 and over completing at least 90 days of service with TriCo or Tri Counties Bank. Participants may contribute a portion of their compensation subject to certain limits based on federal tax laws. Contributions are not included in a participant's current taxable income. TriCo does not make matching contributions to the plan. Plan assets are held in trust. A participant can direct the investment of his contribution into one or more of 19 mutual funds. Generally, contributions are distributable upon a participant's retirement, disability, death or other separation from employment.

         REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

TO OUR SHAREHOLDERS:

The report of the compensation and management succession committee for 2005 includes our activities related to compensation review and recommendations for the chief executive officer and, to a certain extent, the other executive officers named on page 14. In 2003 the committee engaged Benmark as independent compensation consultant to conduct a comprehensive assessment of our overall executive compensation program to ensure that our compensation levels are reasonable, appropriate and compatible. In 2005 the committee again reviewed Benmark's recommendations and evaluated the executive compensation program as it relates to the performance of executives.

COMPENSATION POLICY

The committee's compensation policy approved on February 17, 2004, provides that our officers will be compensated consistent with our stated compensation strategy of optimizing our ability to attract and retain officers consistent with internal equity considerations, competitive practice and regulatory oversight. The committee determines the compensation of Richard P. Smith, our chief executive officer. The committee also reviews Mr. Smith's compensation decisions concerning other officers.

The compensation program for executive officers consists of three key elements:

     -    base salary,

     -    performance-based annual bonus, and

     -    periodic grants of stock options.

This three-part program enables us to tie executive compensation to TriCo's performance, reward individual performance and attract and retain a highly qualified management team. Our executive officers also received the change of control agreements described on page 15 which the committee believes provides continuity in leadership which benefits our shareholders and employees. As a result, the committee believes that this program best serves the interests of TriCo and its shareholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Base Salary. Mr. Smith's salary was originally set forth in his amended employment agreement described on page 15. In determining the annual adjustments to his base salary, the committee annually considers compensation levels of chief executive officers with similar qualifications and experience at banks of similar size and type located on the West Coast. In 2005 the committee increased Mr. Smith's salary 4.88% to $430,000 from $410,000 in 2004.

Annual Bonus. The bonus permits annual recognition of individual performance and is based on the CEO Incentive Plan adopted in 2001. In 2005 the bonus schedule for Mr. Smith was based on a sliding scale from 90% to 120% of TriCo's budget as pre-established by the Board prior to 2005. If TriCo achieved 90% of the forecasted budget, Mr. Smith would be entitled to a bonus of 22.5% of his annual salary. If TriCo achieved 120% of the forecasted budget, Mr. Smith would be entitled to a bonus of 150% of his annual salary. Under this plan, the committee evaluates Mr. Smith's performance annually based on the following four components:

     -    TriCo's financial performance,

     -    TriCo's asset and liability quality, and internal growth,

     -    TriCo's common stock price, and

     -    Mr. Smith's leadership skills.

Based on the committee's evaluation under each of these guidelines and whether TriCo met the budgeted performance goals, the committee recommended that Mr. Smith receive an incentive bonus of $215,000 for 2005 which was paid in 2006. This bonus represented 50% of Mr. Smith's 2005 base salary. The full Board approved payment of this bonus.

Stock Options. The number of stock options granted to Mr. Smith under our 2001 stock option plan described beginning on page 16 is determined by a subjective evaluation of Mr. Smith's ability to influence TriCo's long-term growth and profitability. Since the value of an option bears a direct relationship to TriCo's stock price, the committee believes it is an effective incentive to create value for shareholders. All options are granted at exercise prices not less than the fair market value of the stock on the date of the grant. In 2005 Mr. Smith received stock options for 4,000 shares of common stock for his re-election to the Board of Directors and no stock options for his employment as chief executive officer. The 4,000 shares vest on the first anniversary of the grant date.

COMPENSATION OF OTHER EXECUTIVES

The salaries and annual bonuses for all other officers are recommended by Mr. Smith each year for the committee's approval. Mr. Smith seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies located on the West Coast. In addition, he considers factors such as relative company performance, the individual's past performance at TriCo and future potential.

The committee believes that the long-term interests of stockholders and our officers are more closely linked when the officers are given the opportunity to own our common stock. This provides incentives to reach TriCo's long-term goals. The number of stock options granted to top executives by the committee each year is determined by a subjective evaluation of the executive's ability to influence TriCo's long-term growth and profitability. In 2005 our executives other than Mr. Smith together received stock options for an aggregate 154,160 shares of common stock. These shares vest 20% immediately and 20% on each anniversary of the grant date for four years.

To attract and retain talented executives who will focus on achieving TriCo's long-term goals, our executive officers, including Mr. Smith, also receive:

     -    change of control agreements described on page 15,

     - contributions through our employee stock ownership plan described on page 20,

     - interest credits on deferred compensation under our executive deferred compensation plan described on page 15,

     - participation in our supplemental executive retirement plan described on page 19,

     -    long-term care agreements described beginning on page 15, and

     -    perquisites referenced on page 14.

INTERNAL REVENUE CODE SECTION 162(M)

The committee also considers the potential impact of section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the committee believes that section 162(m) will not prevent TriCo from receiving a tax deduction for any of the compensation paid to our executive officers.

SUMMARY

The committee believes that our policy of tying executive compensation to TriCo's performance was met and that the compensation for our executive officers has been competitive and comparable to the compensation received by executive officers of similarly-sized banks on the West Coast. In addition, TriCo's executive compensation policies support our overall objective to enhance shareholder value through profitable management of TriCo's operations. The committee is firmly committed to the ongoing review and evaluation of our executive compensation program.

RESPECTFULLY SUBMITTED:

William J. Casey (Chairman)
Craig S. Compton
John S. A. Hasbrook
Michael Koehnen

                          REPORT OF THE AUDIT COMMITTEE

TO OUR SHAREHOLDERS:

The Board has affirmatively determined that all members of TriCo's audit committee are independent directors as defined in Nasdaq Rule 4200(a)(15) and the special standards established by the Securities and Exchange Commission. The committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of TriCo's accounting, the system of internal controls established by management, auditing and reporting practices. The responsibilities of the committee are described on page 8 and are set forth in its charter, a copy of which is attached to this proxy statement as Exhibit A.

Management is responsible for internal controls and the financial reporting process, including the system of internal controls. KPMG, LLP, our independent accountant, is responsible for expressing an opinion on the conformity of TriCo's audited consolidated financial statements with generally accepted accounting principles. The audit committee monitors these processes and reports its findings to the full Board. The committee has reviewed and discussed TriCo's audited consolidated financial statements with management and KPMG. The committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees).

The audit committee has reviewed and implemented the provisions of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the Nasdaq listing standards. The committee may also engage independent legal counsel to review assets and make recommendations on procedures required by the Sarbanes-Oxley Act. At two of its regular meetings in 2005, the committee met privately in executive session with KPMG, TriCo's chief executive officer and the director of the internal audit department to review:

-    overall audit scope and plans,

-    results of internal and external audit examinations,

-    TriCo's audited consolidated financial statements,

- management's discussion and analysis of financial condition and results of operations contained in TriCo's quarterly and annual reports,

-    evaluations of TriCo's internal controls by KPMG, and

-    quality of TriCo's financial reporting.

The audit committee considered the need to ensure the independence of TriCo's accountants while recognizing that in certain situations KPMG may possess the expertise and be in the best position to advise TriCo on issues other than accounting and auditing. All audit services and fees payable to KPMG for audit services must be pre-approved by the committee. The committee's charter requires that any other services, including any permitted non-audit services, also be pre-approved by the committee. The committee then communicates its approval to management. All audit and non-audit services performed by KPMG during 2005 were pre-approved by the committee.

KPMG has provided the committee with the written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the committee discussed with KPMG their independence. The audit committee has considered the effect that provision of the services described under "tax fees" and "all other fees" under Independent Public Accountants on page 24 may have on the independence of KPMG. These fees amounted to approximately 12.48% of our total fees paid to KPMG in 2004 and approximately 5.37% of our total fees paid in 2005. The committee approved these services and determined that those services were compatible with maintaining the independence of KPMG as TriCo's principal accountant.

Based on the audit committee's review and discussions with management and KPMG referenced in this report, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in TriCo's annual report on Form 10-K for the year ending December 31, 2005, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED:

Donald J. Amaral (Chairman)
William J. Casey
John S. A. Hasbrook
Michael W. Koehnen
Steve G. Nettleton
Alex A. Vereschagin, Jr.

                         INDEPENDENT PUBLIC ACCOUNTANTS

KPMG, LLP has audited our financial statements for the years ending December 31, 2005 and December 31, 2004. The audit committee selected KPMG, LLP as our independent accountant for 2006. Representatives of KPMG, LLP are expected to attend the annual meeting and will have the opportunity to make a statement and answer questions.

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

The following table shows the fees we paid to KPMG, LLP in 2005 and 2004.

                          2005       2004
                        --------   --------
Audit fees(1)           $472,986   $226,920
Audit-related fees(2)     27,500     25,000
Tax fees(3)               31,950     35,910
All other fees                 0          0
                        --------   --------
   Total                $594,936   $287,830
                        ========   ========

(1) For auditing our annual consolidated financial statements and our interim financial statements in our reports filed with the Securities and Exchange Commission and auditing our internal controls over financial reporting and management's assessments of those controls.

(2) For accounting and auditing consultation services, audits of our employee benefit plans, assistance with registration statements filed with the Securities and Exchange Commission and audits of separate subsidiary financial statements.

(3)  For tax compliance, tax advice and planning.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph presents the cumulative total yearly shareholder return from investing $100 on December 31, 2000, in each of TriCo common stock, the Russell 3000 Index and the SNL Western Bank Index. The SNL Western Bank Index compiled by SNL Financial includes banks located in California, Oregon, Washington, Montana, Hawaii and Alaska with market capitalizations similar to that of TriCo's. The amounts shown assume that any dividends were reinvested. TriCo's stock is listed on the Nasdaq National Market under the symbol "TCBK."

                               (PERFORMANCE GRAPH)

                            TOTAL RETURN PERFORMANCE

                                                  PERIOD ENDING
                         ---------------------------------------------------------------
INDEX                    12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
-----                    --------   --------   --------   --------   --------   --------
TriCo Bancshares          100.00     124.21     166.46     219.79     333.20     339.81
Russell 3000              100.00      88.54      69.47      91.04     101.92     108.16
SNL Western Bank Index    100.00      87.45      95.68     129.61     147.29     153.35

                                OTHER INFORMATION

CERTAIN TRANSACTIONS

Some of our directors, executive officers and their associates are customers of Tri Counties Bank and we expect to have banking transactions with them in the future. In our opinion, all loans and commitments to lend were made in the ordinary course of our business and complied with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness.

In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of all loans and credit extensions outstanding as of December 31, 2005, to all directors, director nominees and executive officers (including their associates and members of their immediate family) was approximately $10,146,000, representing 6.79% of shareholders' equity at that time. Our audit committee reviews the adequacy and fairness of the loans to our directors and officers.

FINANCIAL MATERIALS

Shareholders may request free copies of our financial materials (annual report, Form 10-K and proxy statement) from TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attention: Corporate Secretary. These materials may also be accessed on our website at www.tricountiesbank.com under "investor information."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and some other shareholders are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission and Nasdaq. To the best of our knowledge, all required filings in 2005 were properly made in a timely fashion, except that Mr. Vereschagin, Jr. was inadvertently late in filing one report. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the Commission.

CONTACT THE BOARD

Shareholders may direct questions to the independent lead director by sending an e-mail to leaddirector@tricountiesbank.com. All communications required by law or regulation to be relayed to the Board will be promptly delivered to the lead director. The lead director monitors these messages and replies appropriately. The lead director for 2006 is Mr. Casey. We also encourage shareholders to attend the annual meeting to ask questions of directors concerning TriCo.

Employees and others may confidentially or anonymously report potential violations of laws, rules, regulation or our code of business conduct, including questionable accounting or auditing practices, by calling our hotline at (866) 519-1882. Employee comments will be promptly delivered to the chairman of the audit committee, Mr. Amaral.

                                    EXHIBIT A

                                TRICO BANCSHARES
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                       (effective as of February 24, 2004)

A. PURPOSE

The Audit Committee shall assist the Board of Directors of TriCo Bancshares ("Company") in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to monitor:

- the integrity of the Company's financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance;

-    the Company's compliance with legal and regulatory requirements;

- the independence, qualifications and performance of the Company's financial executives, independent auditor and internal auditing department; and

- the communication among the independent auditor, management, the internal auditing function and the Board of Directors.

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

B. STRUCTURE AND MEETINGS

1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence. Except as otherwise permitted by the applicable rules of the Nasdaq National Market System and Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act"), each member of the Audit Committee shall be "independent" as defined by such rules and Act. In addition, no member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement and shall otherwise be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's SEC periodic reports), at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Act and applicable SEC rules.

4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation. The compensation of the Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. Unless otherwise determined by the Board, no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members from the Audit Committee with or without cause.

7. Meetings. The Audit Committee shall meet at least four times annually or more frequently as it deems necessary to perform its responsibilities. The Audit Committee shall meet privately in executive session at least semi-annually with the Company's Chief Executive Officer, the director of the internal audit department, and a representative of the independent auditor to discuss any matters that the Audit Committee or any of these individuals or firms believe should be discussed. In addition, the Audit Committee or its Chair shall communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the independent auditor' limited review procedures. The Audit Committee shall keep records of its meetings as it deems appropriate.

C. RESPONSIBILITIES AND AUTHORITY

1.   General. To fulfill its responsibilities the Audit Committee shall:

- Annually review this Charter and recommend any proposed changes to the Board of Directors. The Charter will be published at least every three years in accordance with SEC regulations.

- Review and discuss with management and independent auditor the Company's annual and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters about which Statement on Auditing Standards No. 61 requires discussion.

- Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

- Review and discuss generally with management and the independent auditor the types of financial information and earnings guidance to be provided to analysts and rating agencies and to be disclosed in the Company's earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP information).

- Consider annually whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

- The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

- The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposed to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

Oversight of Independent Auditor

2. Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

3. Independence. The Audit Committee shall annually assess the independent auditor's independence. The Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

4. Quality Control Report. The Audit Committee shall annually obtain and review a report by the independent auditor describing:

-    the firm's internal quality control procedures; and

- any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

6. Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may include providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Act) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

7. Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reports. The Audit Committee shall as necessary obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of
Section 10A of the Security Exchange Act of 1934 regarding:

-    critical accounting policies and practices;

- alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

- other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

8. Review of Financial Principals. The Audit Committee shall as necessary review with the independent auditor:

- audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

- major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

- analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

- the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

Controls and Procedures

9. Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act (i.e., the Certification of Disclosure in Annual and Quarterly Results).

10. Internal Audit Function. The Audit Committee shall coordinate the Board of Director's oversight of the performance of the Company's internal audit function.

11. Risk Management. The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

12. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditor.

13. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. OTHER RESPONSIBILITIES

1. Review Transactions. The Audit Committee shall review and preapprove all transactions between the Company or Tri Counties Bank and any officer, director or employee, or affiliate thereof, of the Company or Tri Counties Bank, or any other transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

2. Board Update. The Audit Committee shall regularly update the Board of Directors regarding the Company's compliance with financial policies and procedures, the performance of the independent auditor and the internal audit function, and the independence of the independent auditor.

3. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

4. Written Affirmation to Nasdaq. The Audit Committee shall annually direct the Company to prepare and provide to Nasdaq such written confirmations regarding the membership and operation of the Audit Committee as Nasdaq rules require.

5. Independent Advisors. The Audit Committee shall have the authority to engage independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Annual Self-Evaluation. The Audit Committee shall annually evaluate its own performance.

PROXY

                                TRICO BANCSHARES
                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, ON MAY 23, 2006

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 17, 2006, and revoking any proxy heretofore given, hereby appoints Richard P. Smith and Richard O'Sullivan, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the Headquarters Building of Tri Counties Bank located at 63 Constitution Drive, Chico, California, on Tuesday, May 23, 2006, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       DETACH HERE FROM PROXY VOTING CARD.

            YOU CAN NOW ACCESS YOUR TRICO BANCSHARES ACCOUNT ONLINE.

Access your TriCo Bancshares shareholder/stockholder account online via Investor ServiceDirect (R) (ISD).

Mellon Investor Services LLC, Transfer Agent for TriCo Bancshares, now makes it easy and convenient to get current information on your shareholder account.

o  View account status                    o  View payment history for dividends
o  View certificate history               o  Make address changes
o  View book-entry information            o  Obtain a duplicate 1099 tax form
                                          o  Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM

          FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
                           MONDAY-FRIDAY EASTERN TIME

             INVESTOR SERVICEDIRECT(R) IS A REGISTERED TRADEMARK OF
                          MELLON INVESTOR SERVICES LLC

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,
           WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS.

                                                        Mark Here        [ ]
                                                        for Address
                                                        Change or
                                                        Comments

                                                        PLEASE SEE REVERSE SIDE

                                                                       WITHHELD
                                                                FOR    FOR ALL
1.   To elect as directors the following ten nominees:          [ ]      [ ]

01  William J. Casey                   06  Donald E. Murphy
02  Donald J. Amaral                   07  Steve G. Nettleton
03  Craig S. Compton                   08  Richard P. Smith
04  John S.A. Hasbrook                 09  Carroll R. Taresh
05  Michael W. Koehnen                 10  Alex A. Vereschagin, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                         FOR   AGAINST   ABSTAIN
ITEM 2 - TO APPROVE THE PROPOSAL TO RATIFY THE           [ ]     [ ]       [ ]
         SELECTION OF KPMG, LLP AS THE INDEPENDENT
         PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2006.

ITEM 3 - In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

         [ ] WE DO   [ ] DO NOT EXPECT TO ATTEND THIS MEETING.

                     Choose MLINK(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to INVESTOR SERVICEDIRECT(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTOR NOMINEES NAMED ABOVE IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE NOMINEES LISTED AND "FOR" THE SELECTION OF KPMG, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2006. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE ____________________ SIGNATURE ________________________ DATE _________

Please date and sign exactly as your name(s) appear. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       DETACH HERE FROM PROXY VOTING CARD

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

        INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EST
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

              INTERNET                                    TELEPHONE                               MAIL
   HTTP://WWW.PROXYVOTING.COM/TCBK                     1-866-540-5760
                                                                                           Mark, sign and date
Use the Internet to vote your proxy.         Use any touch-tone telephone to vote            your proxy card
Have your proxy card in hand when            your proxy. Have your proxy card in                   and
you access the web site.               OR    hand when you call.                     OR      return it in the
                                                                                           enclosed postage-paid
                                                                                                  envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON
THE INTERNET AT: HTTP://WWW.TRICOUNTIESBANK.COM